UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): December 29, 2015

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana            001-34279                72-1147390
(State of incorporation)         (Commission File Number)    (IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas      77084
(Address of principal executive offices)             (Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 29, 2015, Gulf Island Fabrication, Inc., as borrower (“Gulf Island”), Whitney Bank and JPMorgan Chase, N.A., as lenders (collectively, the “Lenders”), and the existing guarantors (the “Existing Guarantors”) together with Gulf Island Shipyards, LLC, as a new guarantor (“Shipyards”) entered into the Fourteenth Amendment to Ninth Amended and Restated Credit Agreement, dated as of December 31, 2003 (the “Credit Facility”). The amendment extends the term of the Credit Facility from December 31, 2015 to February 29, 2016. The foregoing summary is qualified by the full text of the amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2016, Gulf Island, through its wholly-owned subsidiary, Shipyards, completed its previously announced acquisition (the “Acquisition”) of substantially all of the assets (the “Purchased Assets”) and assumption of certain specified liabilities of LEEVAC Shipyards, LLC and its affiliates, LEEVAC Shipyards Lake Charles, LLC; LEEVAC Shipyards Jennings, LLC; LEEVAC Shipbuilders, LLC; LEEVAC Shipyard Properties, LLC; LEEVAC Shipyards Houma, LLC; LEEVAC Design Services, LLC; and Workforce One, LLC (collectively, “LEEVAC”) pursuant to the Asset Purchase Agreement, dated as of December 23, 2015 (the “Asset Purchase Agreement”), by and among Shipyards, LEEVAC and Christian G. Vaccari, Cari Investment Co., LLC, and for the limited purposes set forth in the Asset Purchase Agreement, Christian Vaccari 2012 Family Trust No. 1 (collectively, the “Owners”).

The Purchased Assets include LEEVAC’s leasehold interests at its marine fabrication facilities in Jennings, Louisiana and Lake Charles, Louisiana, and substantially all of LEEVAC’s machinery and equipment. In addition, the Acquisition provides approximately $112.0 million of incremental contract backlog.

The purchase price for the Acquisition was $20.0 million, subject to a working capital adjustment under which Shipyards received at closing a dollar for dollar reduction for the assumption of certain net liabilities of LEEVAC and settlement payments from sureties on certain ongoing fabrication projects that were assigned to Shipyards in the Acquisition. After taking into account these adjustments, Shipyards received approximately $1.6 million in cash at closing.

The purchase price was determined based on arm’s length negotiations. Prior to the Acquisition, there were no material relationships between Gulf Island or any of its affiliates, directors or officers or any associate of such directors or officers, on one hand, and LEEVAC or the Owners, on the other hand.

The foregoing description of the Asset Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, filed as Exhibit 2.1 to Gulf Island’s Current Report on Form 8-K filed on December 23, 2015.

Item 7.01    Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of Gulf Island’s press release issued January 4, 2016 announcing the closing of the Acquisition.

The information in the press release attached as Exhibit 99.1 shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial statements required to be filed pursuant to Item 9.01(a) are not being filed herewith. Such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information required to be furnished pursuant to Item 9.01(b) are not being furnished herewith. Such pro forma financial information will be furnished by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated December 23, 2015, by and among Shipyards, LEEVAC and the Owners
10.1	Fourteenth Amendment to Ninth Amended and Restated Credit Facility
99.1	Press Release, dated January 4, 2016

* Incorporated by reference to Exhibit 2.1 to Gulf Island’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2015. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. Gulf Island agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.
Cautionary Statements

The statements made in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from Gulf Island’s goals or forecasts. These risks and uncertainties include, but are not limited to:  the occurrence of any event, change or other circumstances that could give rise to an indemnification or other legal or equitable claim in connection with the Acquisition; the effect of the Acquisition on Gulf Island’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in Gulf Island’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.  Gulf Island disclaims any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche President and Chief Executive Officer

Dated: January 4, 2016